Exhibit 99.1

Universal Biosensors Inc

ARBN 121 559 993

1 Corporate Avenue

Rowville VIC 3178

Australia

Telephone +61 3 9213 9000

Facsimile +61 3 9213 9099

Email info@universalbiosensors.com

www.universalbiosensors.com

19 February 2016

Universal Biosensors Announces Retirement of CEO Paul Wright

Mr. Wright announced today his decision to retire as Chief Executive Officer of Universal Biosensors, Inc. (ASX: UBI) and to resign from the Company’s Board of Directors, with effect from 10 March 2016.

Mr. Wright noted that with two commercial products on the market and the release of solid FY2015 results, Universal Biosensors is well placed to consolidate its position as an innovative and dynamic point-of-care diagnostics company. He has been instrumental in fostering strong relationships with UBI’s commercial partners, Siemens & LifeScan (Johnson & Johnson), and in identifying new opportunities for UBI’s technology.

After five years with Universal Biosensors, Mr. Wright has indicated his desire to pursue new opportunities.

“I have enjoyed leading Universal Biosensors through an important period in its development towards becoming an international medical diagnostics company. After five years as CEO the timing is right to pursue new interests, both professionally and personally, and I feel confident that the business will be able to capitalise on its strong foundation in the coming years.”

On behalf of the Board of Directors, shareholders and employees, Mr. Denver thanked Paul for his leadership and dedication in steering Universal Biosensors to this successful stage of its commercial development, as evidenced by the two products on market and a strong pipeline of future products.

An international executive search has commenced and until a new Chief Executive Officer is appointed, the Chairman, Mr. Andrew Denver, will assume the role of Executive Chairman and interim Chief Executive Officer. The key terms of Mr. Denver’s employment are as set out below.

Term and termination of employment	Mr Denver’s employment will commence on 11 March 2016 and there is no fixed term of employment. Mr. Denver’s employment may be terminated by either Mr. Denver or the Company with one months’ written notice. The Company may terminate Mr. Denver’s employment immediately for cause.

Remuneration:	Mr. Denver’s remuneration is $300,000 per annum plus superannuation. Whilst he is interim CEO, Mr. Denver will not be entitled to remuneration in relation to his duties as a director and Chairman of the Company.

Other terms:	The employment agreement contains usual provisions relating to confidentiality, intellectual property, non-compete and post-employment restraints.

Ends

Universal Biosensors Inc

ARBN 121 559 993

1 Corporate Avenue

Rowville VIC 3178

Australia

Telephone +61 3 9213 9000

Facsimile +61 3 9213 9099

Email info@universalbiosensors.com

www.universalbiosensors.com

Enquiries:

Mr. Andrew Denver (Chairman): +61 (3) 9213 9000

Mr. Salesh Balak (CFO): +61 (3) 9213 9000

Ms. Rebecca Wilson: +61 417 382 391

About Universal Biosensors

For additional information in relation to Universal Biosensors, refer to

http://www.universalbiosensors.com.

Universal Biosensors is a specialist medical diagnostics company, founded in 2001, that is focused on the development, manufacture and commercialisation of a range of in vitro diagnostic tests for point-of-care use. These tests capitalise on a technology platform which uses a novel electrochemical cell that can be adapted for multiple analytes and provide for enhanced measurements in whole blood.

Forward-Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of the Exchange Act. Forward-looking statements in this release include statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the proposed offering. All forward-looking statements included in this release are based upon information available to us as of the date hereof, and we assume no obligation to update any such forward-looking statement as a result of new information, future events or otherwise. Our actual results could differ materially from our current expectations. We cannot assure you when, if at all, the proposed offering will occur, and the terms of any such offering are subject to change. Factors that could cause or contribute to such differences include, but are not limited to, factors and risks disclosed from time to time in reports filed with the SEC.